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Nida & Maloney
A Professional Corporation
Counsellors at Law

801 Garden Street, Suite 201
Santa Barbara, California 93101

Telephone: (805) 568-1151
Facsimile: (805) 568-1955
Internet: admin@nandm.com

                          July 23, 1997

QAD Inc.
6450 Via Real
Carpinteria, California 93013

          Re: Registration Statement of Form S-1

Ladies and Gentlemen:


     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission (the "Commission") on or about June 3, 1997, as amended by Amendment No. 1 filed July 10, 1997 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 6,612,500 shares of your Common Stock (the "Shares"). The Shares, which include up to 862,500 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for sale to the public. All of the Shares being sold (including the Shares of Common Stock in the over-allotment option) are being sold by the Company. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

     Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, which has been approved by us, as such may be further amended or supplemented,

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QAD Inc.
July 23, 1997
Page 2

or incorporated by reference in any Registration Statement relating to the prospectus file pursuant to Rule 462 (b) of the Act.

                                       Very truly yours,

                                       NIDA & MALONEY
                                        A Professional Corporation